Exhibit 99.1

Rapid Micro Biosystems Announces Preliminary Unaudited
Fourth Quarter and Full Year 2022 Revenue

Full year 2022 commercial revenue expected to be between $17.0 million and $17.2 million

Finished 2022 with approximately $140 million in cash and investments providing runway at least into 2026

Company to Present at the 41st Annual J.P. Morgan Healthcare Conference on January 12, 2023

LOWELL, Mass., Jan. 11, 2023 (GLOBE NEWSWIRE) -- Rapid Micro Biosystems, Inc. (Nasdaq: RPID) (the “Company”), an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products, today announced preliminary unaudited fourth quarter and full year 2022 revenue.

Select Fourth Quarter 2022 Highlights and Preliminary Unaudited Revenue

•Placed two Growth Direct systems and completed the validation of three systems
•Added new global Top 20 pharma customer in the U.S. and new large pharma customer in Japan
•Launched RMBNucleusTM Mold Alarm software

The Company currently expects total commercial revenue of between $4.2 and $4.4 million in the fourth quarter of 2022.

Preliminary Unaudited Full Year 2022 Revenue

The Company currently expects total commercial revenue of between $17.0 to $17.2 million for the full year of 2022. The Company placed nine new systems and completed the validation of 19 new systems during 2022.

Robert Spignesi, President and CEO, said, “We are pleased with our fourth quarter performance, which was in line with our expectations. As in-person customer interactions and commercial execution continue to improve, we are confident we will further capitalize on the market opportunity for the Growth Direct® system. We have the industry leading platform and a strong balance sheet to help us usher in our next chapter of robust, sustainable growth.”

The preliminary financial results ranges described herein have not been audited and are subject to adjustment based on the Company’s completion of year-end financial close processes.

The Company plans to announce complete financial results for the fourth quarter and full year 2022 and host a webcast to discuss those results as well as its 2023 outlook in March.

Presentation at J.P. Morgan Healthcare Conference

The Company is scheduled to present at the 41st Annual J.P. Morgan Healthcare Conference on Thursday, January 12, 2023 at 9:45am Pacific Time (12:45pm Eastern Time). A live webcast of the presentation will be available on the Rapid Micro Biosystems investor relations website at https://investors.rapidmicrobio.com/ and can be accessed here. The webcast will then be archived and available for replay for at least 30 days after the event.

About Rapid Micro Biosystems

Rapid Micro Biosystems is an innovative life sciences technology company providing mission critical automation solutions to facilitate the efficient manufacturing and fast, safe release of healthcare products such as biologics, vaccines, cell and gene therapies, and sterile injectables. The Company’s flagship Growth Direct system automates and modernizes the antiquated, manual microbial quality control (“MQC”) testing workflows used in the largest and most complex pharmaceutical manufacturing operations across the globe. The Growth Direct system brings the quality control lab to the manufacturing floor, unlocking the power of in-line/at-the-line MQC automation to deliver faster results, greater accuracy, increased operational efficiency, better compliance with data integrity regulations, and quicker decision making, that customers rely on to ensure safe and consistent supply of important healthcare products. The Company is headquartered and has U.S. manufacturing in Lowell, Massachusetts, with global locations in Lexington, Massachusetts, Switzerland, Germany, and the Netherlands.

For more information, please visit www.rapidmicrobio.com or follow the Company on Twitter at @rapidmicrobio or on LinkedIn.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements relating to guidance on financial results for the fourth fiscal quarter and full year 2022; expectations regarding the Company’s preliminary commercial revenue outlook for the full year 2023; the Company’s expectations for future revenue and growth; acceleration of growth initiatives; expectations for the RMBNucleus™ Mold Alarm; expectations regarding the Company’s improvements in commercial execution and enhanced sales and marketing processes; and customer interest in and adoption of the Company's Growth Direct microbial quality control platform.

In some cases, you can identify forward-looking statements by terminology such as “outlook,” “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements involve known and unknown risks, uncertainties and assumptions which may cause actual results to differ materially from any results expressed or implied by any forward-looking statement, including, but not limited to, the impact of macroeconomic volatility and COVID-19 and its variants on the Company’s business and operations, including further delays in placements and validation of new systems; our significant losses since inception; the Company’s ability to meet its publicly announced guidance and other expectations about its business and operating results; the Company’s ability to manage our future growth effectively; our limited experience in marketing and sales and the effectiveness of its sales processes; the Company’s need to develop new products and adapt to technological changes; the Company’s ability to establish and maintain its position as a leading provider of automated microbial quality control testing; the Company’s ability to maintain its manufacturing facilities; risks related to third-parties; the Company’s ability to retain key management and other employees; risks related to regulatory and intellectual property matters; risks related to supply chain disruptions and the impact of inflation; and the other important factors outlined under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (“SEC”) on March 24, 2022, as such factors may be updated from time to time in subsequent filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations page of its website at investors.rapidmicrobio.com. Although the Company believes that the expectations reflected in its forward-looking statements are reasonable, it cannot guarantee future results. The Company has no obligation, and does not undertake any obligation, to update or revise any forward-looking statement made in this press release to reflect changes since the date of this press release, except as may be required by law.

Investor Contact:
Michael Beaulieu, CFA
Vice President, Investor Relations and Corporate Communications
mbeaulieu@rapidmicrobio.com

Media Contact:
media@rapidmicrobio.com